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                                                                     EXHIBIT 5.1

                           MORGAN, LEWIS & BOCKIUS LLP
                               1701 Market Street
                             Philadelphia, PA 19103

June 25, 1999

Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania  19103

Re:      Radian Group Inc.- Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Radian Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 1,492,171 shares of Common Stock, par value $.001 per share (the "Shares"), of the Company to be issued in connection with the Company's 1999 Equity Compensation Plan, as amended, and the Amerin Corporation 1992 Long-Term Stock Incentive Plan (collectively, the "Plans"). In rendering the opinion set forth below, we have reviewed (a) the Registration Statement;
(b) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Plans; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares will, when issued in the manner and on the terms described in the Plan, be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/ Morgan, Lewis & Bockius LLP